EXHIBIT 3.132
                                   AMENDMENT TO
                       CONNECTICUT NATURAL GAS CORPORATION
                            OFFICERS' RETIREMENT PLAN


        THIS AMENDMENT made this ____ day of _______________, 1997 by

   CONNECTICUT NATURAL GAS CORPORATION (the "Company") for the purpose of amending its Officers' Retirement Plan,

                               W I T N E S S E T H:

        WHEREAS, the Company has adopted and maintains the Officers' Retirement

   Plan (the "Plan"); and

        WHEREAS, the Company reserved the right to amend the Plan in Section 11 thereof; and

        WHEREAS, the Company now wishes to amend the Plan in the following respects:

        NOW, THEREFORE, the Company amends the Plan as follows:

        1.   Section 15, relating to "Change of Control," as added by Plan

   Amendment dated June 27, 1995, is amended by the addition of the words "or any related corporation" after the words "of the Company" set forth in the parenthetical phrase in subsection (iii)(2) thereof; and by the addition of the following two sentences at the end thereof:

        "As used in this Section 15, the term 'Company' shall mean CTG Resources, Inc. It is intended that following the Agreement and Plan of Exchange referenced in part 2 of this Amendment, 'Change of Control' shall be determined with reference to CTG Resources, Inc."

        2.   This amendment shall be effective following the effective date of the Agreement and Plan of Exchange, pursuant to which the outstanding shares of CNG common stock will be exchanged for shares of common stock of CTG

   Resources, Inc.  Nevertheless, Connecticut Natural Gas Corporation shall continue to be the Company sponsoring and maintaining the Plan.





        3.   Except as hereinabove modified and amended, the Officers'

   Retirement Plan, as amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company hereby executed this Amendment on the date first written above.

                                 CONNECTICUT NATURAL GAS CORPORATION



                                 By: ______________________________
                                     Its







































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